Exhibit 99.1

      NEW BRUNSWICK SCIENTIFIC TO INTRODUCE FIVE INNOVATIVE NEW PRODUCTS AT
           THE AMERICAN SOCIETY FOR MICROBIOLOGY (ASM) GENERAL MEETING

EDISON, N.J., May 27 /PRNewswire-FirstCall/ -- New Brunswick Scientific Co., Inc. (NBS) (Nasdaq: NBSC), yesterday announced that it will be introducing five innovative new products at the American Society for Microbiology (ASM) General Meeting, which opens on June 6th in Atlanta, GA. The announcement by James Orcutt, NBS President and COO, was made during an open question and answer forum at the Company's annual shareholders' meeting.

The products were identified as two new biological shakers, Innova(R) 40, a benchtop incubated and refrigerated system; and Innova 43, a larger-scale floor model. Innova shakers are the workhorses of the industry, known for precision control of operating parameters and exceptionally long life. With this latest complement to its shaker family, the Company now offers over 30 shaker models -- the largest selection offered by any manufacturer -- providing life scientists with a range of options to suit virtually any culture requirement.

A new slim upright, 360 liter capacity, ultra-low temperature freezer, Innova U360, will also be introduced. This latest freezer in the Innova family utilizes vacuum-insulation panel technology in place of traditional insulating foam. Vacuum-insulation panels reduce wall thickness, thereby maintaining a small footprint while increasing interior storage capacity. With the addition of the Innova U360, the Company now offers ten freezer models, including a unique personal-sized unit for on- or under-bench use.

Mr. Orcutt also announced plans to introduce a new 500 mL disposable cell culture system. FibraStage(TM), the first truly disposable product in NBS' product range, offers the simplicity of operation and convenience of disposable technology, while providing higher yields than typically achieved using traditional culture systems, such as spinners, T-flasks and roller bottles. He went on to explain that the Company's proprietary FibraCel(R) disks, which are at the heart of the FibraStage system, are currently being used to produce the world's first licensed gene therapy drug.

Rounding out the new product introductions is the NucleoCounter YC-100, a device for more accurately and automatically counting yeast cells. The YC-100 serves as a counterpoint to the original NucleoCounter, which automates the tedious task of counting mammalian cells. Mr. Orcutt commented that "accelerated and targeted new product development is among several strategic initiatives upon which NBS is focused. With the introduction of these products at ASM, the results of this sustained effort are beginning to show."

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About New Brunswick Scientific

New Brunswick Scientific Co., Inc., is a leading global provider of a comprehensive line of research equipment and scientific instrumentation for use in the life science industry. The Company's products are used in the creation, maintenance and control of physical and biochemical environments required for the growth, detection and storage of microorganisms for medical, biological and chemical applications, as well as environmental research and commercial product development. NBS is a forerunner in the research and development of pioneering equipment to meet the challenges of new areas of advancement in life science. Established in 1946, New Brunswick Scientific is headquartered in Edison, New Jersey, with sales and distribution facilities strategically located in the United States, Europe and Asia. For more information, please visit http://www.nbsc.com .

This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of the Company. The forward-looking statements involve a number of risks and uncertainties, including but not limited to, changes in economic conditions, demand for the Company's products, pricing pressures, intense competition in the industries in which the Company operates, the need for the Company to keep pace with technological developments and respond in a timely manner to changes in customer needs, the Company's dependence on third-party suppliers, the effect on foreign sales of currency fluctuations, acceptance of new products, the labor relations of the Company and its customers and other factors identified in the Company's Securities and Exchange Commission filings. Forward-looking statements are based on management's current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from these expectations and assumptions due to changes in global political, economic, business, competitive, market, regulatory and other factors. The Company undertakes no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

SOURCE  New Brunswick Scientific Co., Inc.
    -0-                             05/27/2005
    /CONTACT:  Samuel Eichenbaum, Vice President, Finance and Treasurer,
New Brunswick Scientific Co., Inc., +1-732-650-2500, same@nbsc.com; Matthew J. Dennis, CFA, NBS Investor Relations, Clear Perspective Group, LLC, +1-440-353-0552, mdennis@cpg-llc.com, for New Brunswick Scientific Co., Inc./
    /Web site:  http://www.nbsc.com /